UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 29, 2002

AirTran Holdings, Inc.
(Exact name of registrant as specified in its charter)
State of Incorporation: Nevada

9955 AirTran Boulevard, Orlando, Florida  32827
(Address of principal executive offices)
(407) 251-5600
(Registrant's telephone number, including area code)

Commission file number: 1-15991     I.R.S. Employer Identification No: 58-2189551

AirTran Airways, Inc.
(Exact name of registrant as specified in its charter)
State of Incorporation: Delaware

9955 AirTran Boulevard, Orlando, Florida  32827
(Address of principal executive offices)
(407) 251-5600
(Registrant's telephone number, including area code)

Commission file number: 333-67300     I.R.S. Employer Identification No: 65-0440712

Item 5.  Other Events

AirTran Holdings, Inc. is filing as Exhibit 99 to this Form 8-K a press release issued by AirTran Holdings, Inc. and AirTran Airways, Inc. on January 29, 2002 announcing financial results for both companies for the fourth quarter of 2001.

Item 7.  Financial Statements and Exhibits

  (c) Exhibits. The following exhibit is filed with this Report:

      99 - Press Release of AirTran Holdings, Inc. and AirTran Airways, Inc. (January 29, 2002)

Item 9.   Regulation FD

On January 29, 2002 members of AirTran Holdings, Inc. (the "Company") management held a conference call with investors to discuss the release of the Company's financial results for the fourth quarter of 2001 as well as certain information regarding estimates for 2002.

During this call, management noted the following among other things:

  ASM growth in 2002 will be approximately 20% or 15% on a normalized basis.
  Fuel is estimated to be in a range between $.85 and $.90 cents per gallon including all taxes and fees.
  Our fuel hedge positions consist of approximately 30% of our needs hedged with heating oil contracts which convert to a price per gallon of jet fuel of approximately $.70 to $.75 per gallon. In addition, we have fixed forward fuel purchase contracts for approximately 25% - 30% of our fuel needs during 2002 at an average price per gallon of $.60 to $.65. These prices are before any fees or taxes.
  Aircraft insurance & security costs will increase approximately 150% over year 2001 costs.
  Unit costs are projected to be down slightly year over year, and non-fuel unit costs are anticipated to be up slightly.
  Our effective tax rate is projected to be approximately 5 - 10%.
  We are projecting a return to profitability in the second quarter of 2002 and for the remainder of the year.

The information contained in this Form 8-K, including Exhibit 99, contains forward-looking statements. Statements regarding the Company's return to profitability , the Company's ability to maintain low costs, forecasts on ASM growth, and cost estimates are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2000. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AirTran Holdings, Inc.
(Registrant)

Date: January 29, 2002	/s/ Stanley J. Gadek
Stanley J. Gadek Senior Vice President, Finance and Chief Financial Officer (Principal Accounting and Financial Officer)

AirTran Airways, Inc.
(Registrant)

Date: January 29, 2002	/s/ Stanley J. Gadek
Stanley J. Gadek Senior Vice President, Finance and Chief Financial Officer (Principal Accounting and Financial Officer)

EXHIBIT 99

AirTran Holdings, Inc., Reports Year-End Net Income of $21.7 Million
and Fourth Quarter Net Loss of $12.9 Million Before Non-Recurring Items

     ORLANDO, Fla. (January 29, 2002) -- AirTran Holdings, Inc., (NYSE: AAI), the parent company of AirTran Airways, today reported net income for the year ending December 31, 2001, of $21.7 million or $0.32 per share and a net loss for the fourth quarter of $12.9 million or $0.19 per share, all before non-recurring adjustments.

     Including the adjustments which pertained to charges for reductions in aircraft fleet value, aircraft lease termination, special charges related to September 11, the recognition of a government grant, and debt discount related to the conversion of convertible debt, AirTran Holdings recorded a net loss of $2.8 million or $0.04 per basic share for fiscal year 2001 and a net loss of $14.2 million or $0.20 per basic share for the fourth quarter.

     Revenue for the fiscal year 2001 increased by 6.6 percent to $665.2 million compared to $624.1 million in 2000. Operating income before adjustments decreased 31.8 percent to $55.3 million versus $81.2 million in the prior year. Including pre-tax net operating adjustments of $19.6 million, the company recorded operating income of $35.7 million. The charges related to the conversion of convertible debt were recorded as interest expense and totaled $4.3 million on a pre-tax basis.

     A summary of the pre-tax, non-recurring adjustments in 2001 follows (millions):

         Reduction of 737 and DC-9 fleet values and lease termination            $(46.1)

         Special Charges                                                                                         (2.5)

         U.S. Government Grant                                                                            29.0

         Debt discount on convertible debt                                                            (4.3)

         Net non-recurring charges                                                                     $(23.9)

     "Once again, the employees of AirTran Airways have come through in the face of adversity and have performed beyond expectations during a period of some of the greatest challenges our industry has ever faced," said Joe Leonard, AirTran Airways' chairman and chief executive officer. "The fact that AirTran Airways can report a net income before adjustments for the full year demonstrates the level of profitability and success that AirTran Airways achieved prior to the events of September 11th. I am proud to be a member of this team," stated Leonard.

     During the fourth quarter 2001, AirTran Airways' traffic, or revenue passenger miles (RPMs), decreased 6.1 percent on a 3.3 percent increase in capacity, or available seat miles (ASMs). Load factor decreased by 6.4 percentage points to 63.8 percent from 70.2 percent, and yield (average fare per mile) declined 14.3 percent to 12.92 cents from 15.08 cents in the year earlier period. Passenger revenue per available seat mile (RASM) was 8.24 cents compared to 10.58 cents in the fourth quarter 2000. AirTran Airways served 1.9 million passengers in the fourth quarter of 2001 compared to 2.0 million passengers in fourth quarter 2000. Also during the fourth quarter, the company took delivery of five new Boeing 717 aircraft.

     For the year 2001, RPMs increased 9.5 percent to 4.5 billion, compared to 4.1 billion for 2000 while ASMs grew from 5.9 billion in 2000 to 6.5 billion, an increase of 11.6 percent year over year. Load factor was 68.9 percent for the fiscal year, a reduction of 1.3 points from 2000's load factor of 70.2 percent. Year-over-year change in passenger RASM was 3.9 percent, from 10.32 cents in 2000 to 9.92 cents in 2001. During 2001, AirTran Airways served 8.3 million passengers, an all-time company record, compared to 7.6 million passengers in 2000.

     "Despite the increasing challenges presented to our industry, we are a stronger company than we were September 10th, thanks largely to our employees who have worked so hard to provide a consistently secure and reliable product to our customers," said Robert Fornaro, AirTran Airways' president and chief operating officer. "We are confident that we will return to profitability in the second quarter 2002 and for the year," stated Fornaro.

     "Our fourth quarter unit costs declined 8.8 percent year-over-year to 8.8 cents as a result of lower fuel prices and our continuing effort to reduce internal costs," said Stan Gadek, AirTran Airways' senior vice president and chief financial officer. "Maintaining a low cost structure is crucial to our success in 2002 as we continue to take aircraft and contend with the increased costs of security and insurance," said Gadek.

     EBITDAR margin for the fourth quarter was 9.0 percent and for the fiscal year 2001 was 17.9 percent.

     Highlights of the airline's year 2001 accomplishments include:

  In conjunction with an agreement with the Boeing Company, completed refinancing of $230 million of the airline's outstanding debt, due April 15, 2001
  Listed on the New York Stock Exchange on August 15, 2001
  Reached an agreement with the National Pilots Association maintaining an amicable relationship with the airline's pilot work group
  Negotiated an industry-leading agreement with the International Brotherhood of Teamsters and the National Pilots Association to avoid involuntary furloughs following September 11
  Successfully launched service to new destinations, including Pensacola and Tallahassee, Fla., and Baltimore-Washington, along with several new nonstop routes
  Set new records for internet revenue and tickets booked, resulting in more than half of our tickets being booked online by year-end
  Named "Best Low Fare Airline 2001" by Entrepreneur Magazine
  Received a sixth consecutive Aircraft Maintenance Technician Diamond Certificate of Excellence from the FAA for Maintenance Training
  Took delivery of fourteen additional Boeing 717 aircraft, bringing the total to 30 at year-end representing 50 percent of the fleet
  Named "Airline of the Year" by the Southeast Chapter of the American Society of Travel Agents for the third consecutive year
  Served 8.3 million passengers in 2001 -- an all-time Company record

     AirTran Airways provides affordable air travel with 336 flights a day to 36 cities throughout the eastern United States. The airline's hub is at Hartsfield Atlanta International Airport, the world's busiest airport (based on passengers) where it is the second largest carrier operating 146 flights a day. AirTran Airways is a subsidiary of AirTran Holdings, Inc. (NYSE: AAI).

     Unlike other airlines, AirTran Airways never requires a roundtrip purchase or Saturday night stay. The airline offers a Business Class any business can afford, all-assigned seating, a generous frequent flier program, and a corporate program called A2B. For more information and reservations, visit www.airtran.com (America Online Keyword: AirTran), call your travel agent or AirTran Airways at 1-800-AIRTRAN (800-247-8726) or 770-994-8258 in Atlanta.

     Editor's note: Statements regarding the Company's return to profitability and the Company's ability to maintain low costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2000. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

CONTACT: AirTran Airways, Orlando
Tad Hutcheson (Media), 407/251-5578
or Arne Haak (Financial), 407/251-3618

KEYWORD: FLORIDA

INDUSTRY KEYWORD: AIRLINES TRAVEL TRANSPORTATION EARNINGS

AirTran Holdings, Inc.
Consolidated Statements of Operations
(In thousands, except per share data and statistical summary)
(Unaudited)
	For the three months ended
	December 31,		Variance
	2001	2000	Percentage
Operating revenues:
Passenger	$131,253	$163,271	(19.6)%
Cargo	233	1,206	(80.7)%
Other	3,494	4,982	(29.9)%
Total operating revenues	134,980	169,459	(20.3)%

Operating expenses:
Salaries, wages and benefits	39,821	35,701	11.5%
Aircraft fuel	30,004	44,043	(31.9)%
Maintenance, materials and repairs	12,130	17,733	(31.6)%
Distribution	9,169	10,571	(13.3)%
Landing fees and other rents	8,516	8,351	2.0%
Marketing and advertising	3,623	2,972	21.9%
Aircraft rent	11,998	3,616	231.8%
Depreciation	5,321	6,959	(23.5)%
Other operating	19,572	18,926	3.4%
Government grant	1,300	--	NM
Total operating expenses	141,454	148,872	(5.0)%
Operating income (loss)	(6,474)	20,587	NM

Other (income) expense
Interest income	(503)	(2,637)	(80.9)%
Interest expense	7,762	11,642	(33.3)%
SFAS 133 adjustment	497	--	NM
Other expense, net	7,756	9,005	(13.9)%

Income (loss) before taxes	(14,230)	11,582	NM
Provision for income taxes	(72)	(1,473)	NM
Net income (loss)	$(14,158)	$13,055	NM
	=======	=======
Earnings (loss) per common share
Basic	$(0.20)	$0.20	NM %
Diluted	$(0.20)	$0.19	NM %

Weighted average shares outstanding
Basic	69,403	65,820	5.4%
Diluted	69,403	69,666	(0.4)%

AirTran Holdings, Inc.
Consolidated Statements of Operations (Continued)
(In thousands, except per share data and statistical summary)
(Unaudited)
	For the three months ended
	December 31,				Variance
	2001		2000		Percentage
Fourth Quarter Statistical Summary: (1)
Revenue passengers	1,853,398		1,983,858		(6.6)%
Revenue passenger miles (000s)	1,016,277		1,082,784		(6.1)%
Available seat miles (000s)	1,593,348		1,542,890		3.3%
EBITDAR	$12,145		$31,162		(61.0)%
Operating margin	(3.8)%		12.1%		(15.9)	pts.
Net margin	(9.5)%		7.7%		(17.2)	pts.
Block hours	45,498		45,662		(0.4)%
Passenger load factor	63.8%		70.2%		(6.4)	pts.
Break-even load factor	70.0%		65.2%		4.8	pts.
Average fare	$70.82		$82.30		(13.9)%
Average yield per RPM	12.92	(cent)	15.08	(cent)	(14.3)%
Passenger revenue per ASM	8.24	(cent)	10.58	(cent)	(22.1)%
Operating cost per ASM	8.80	(cent)	9.65	(cent)	(8.8)%
Non-fuel operating cost per ASM	6.91	(cent)	6.79	(cent)	1.8%
Average cost of aircraft fuel per gallon	85.87	(cent)	122.86	(cent)	(30.1)%
Weighted average number of aircraft	59		54		9.3%

(1)					Where appropriate, excludes government grant adjustment of $1.3 million.
Note: NM denotes calculation not meaningful.

AirTran Holdings, Inc.
Consolidated Statements of Operations
(In thousands, except per share data and statistical summary)
(Unaudited)
	For the year ended
	December 31,		Variance
	2001	2000	Percentage
Operating revenues:
Passenger	$648,485	$604,826	7.2%
Cargo	1,937	4,183	(53.7)%
Other	14,741	15,085	(2.3)%
Total operating revenues	665,163	624,094	6.6%

Operating expenses:
Salaries, wages and benefits	159,057	137,391	15.8%
Aircraft fuel	139,355	140,404	(0.7)%
Maintenance, materials and repairs	68,670	73,238	(6.2)%
Distribution	45,400	39,972	13.6%
Landing fees and other rents	35,672	28,752	24.1%
Marketing and advertising	18,468	16,412	12.5%
Aircraft rent	35,363	12,616	180.3%
Depreciation	28,159	23,087	22.0%
Other operating	79,698	71,071	12.1%
Impairment loss/lease termination	46,069	--	NM
Special charges	2,494	--	NM
Government grant	(28,951)	--	NM
Total operating expenses	629,454	542,943	15.9%
Operating income	35,709	81,151	(56.0)%

Other (income) expense
Interest income	(4,959)	(5,602)	(11.5)%
Interest expense	37,441	39,317	(4.8)%
Convertible debt discount amortization	4,291	--	NM
SFAS 133 adjustment	(2,204)	--	NM
Other expense, net	34,569	33,715	2.5%

Income before taxes and cumulative effect
of change in acctg. principle	1,140	47,436	(97.6)%
Provision for income taxes	3,240	--	NM

Income (loss) before cumulative effect of
change in acctg. principle	(2,100)	47,436	NM

Cumulative effect of change in acctg.
principle, net of tax	(657)	--	NM

Net income (loss)	$(2,757)	$47,436	NM
	=======	=======

AirTran Holdings, Inc.
Consolidated Statements of Operations (Continued)
(In thousands, except per share data and statistical summary)
(Unaudited)
	For the year ended
	December 31,		Variance
	2001	2000	Percentage
Basic earnings (loss) per common share
Earnings (loss) before cumulative effect
of change in acctg. principle	$(0.03)	$0.72	NM
Cumulative effect of change in acctg.
principle	(0.01)	--	NM
Earnings (loss) per common share, basic	$(0.04)	$0.72	NM
	=======	=======

Diluted earnings (loss) per common share
Earnings (loss) before cumulative effect
of change in acctg. principle	$(0.03)	$0.69	NM
Cumulative effect of change in acctg.
principle	(0.01)	--	NM
Earnings (loss) per common share, diluted	$(0.04)	$0.69	NM
	=======	=======

Weighted average shares outstanding
Basic	67,774	65,759	3.1%
Diluted	67,774	69,175	(2.0)%

	For the year ended
	December 31,				Variance
	2001		2000		Percentage
Twelve Month Statistical Summary: (2)
Revenue passengers	8,302,732		7,566,986		9.7%
Revenue passenger miles (000s)	4,506,007		4,115,745		9.5%
Available seat miles (000s)	6,537,756		5,859,396		11.6%
EBITDAR	$118,843		$116,854		1.7%
Operating margin	8.3%		13.0%		(4.7)	pts.
Net margin	3.3%		7.6%		(4.3)	pts.
Block hours	190,754		172,059		10.9%
Passenger load factor	68.9%		70.2%		(1.3)	pts.
Break-even load factor	66.3%		64.7%		1.6	pts.
Average fare	$78.11		$79.93		(2.3)%
Average yield per RPM	14.39	(cent)	14.70	(cent)	(2.1)%
Passenger revenue per ASM	9.92	(cent)	10.32	(cent)	(3.9)%
Operating cost per ASM	9.33	(cent)	9.27	(cent)	0.6%
Non-fuel operating cost per ASM	7.20	(cent)	6.87	(cent)	4.8%
Average cost of aircraft fuel per gallon	93.85	(cent)	100.89	(cent)	(7.0)%
Weighted average number of aircraft	55		51		7.8%

(2)

Where appropriate, excludes impairment loss/lease termination, special charges, government grant and debt discount on convertible debt of $46.1 million, $2.5 million, $29.0 million, and $4.3 million, respectively.

Note: NM denotes calculation not meaningful.